U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 29, 2004

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

Colorado	84-0907969
(State of incorporation)	(I.R.S. Employer Identification No.)

Commission File Number 0-16423

9800 Mount Pyramid Court, Suite 130, Englewood, CO 80112
Address of Principal Executive Office, Including Zip Code

(303) 660-3933
Registrant’s Telephone Number, Including Area Code

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 29, 2004 we amended the terms of our asset-based line of credit with Wells Fargo Business Credit, Inc. (referred to respectively as “Wells Fargo” and the “Line of Credit”). The principal terms of the amendment were: (A) to extend the expiration date on the Line of Credit from May 2005 to May 2007, (B) to reduce the interest rate to Prime + 2.0%, from Prime + 5.0%, (C) to increase our borrowing base under the Line of Credit from 80% to 85% of eligible accounts receivable and to allow limited borrowing against certain otherwise ineligible accounts receivable, and (D) to amend certain of the financial covenants contained in the Line of Credit.

Item 9.01    Exhibits

(c) Exhibits

10.1	Eighth Amendment to Credit and Security Agreement and Waiver of Defaults, dated October 29, 2004, between SANZ Inc. and Wells Fargo Business Credit, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 3, 2004	SAN HOLDINGS, INC. By: /s/ John Jenkins John Jenkins CEO